SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    May 13, 2002

THREE-FIVE SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-4373	86-0654102

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 N. DESERT DRIVE

TEMPE, ARIZONA		85281

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (602) 389-8600

Item 4.   Changes in Registrant’s Certifying Accountant.

(a)	On May 13, 2002, Three-Five Systems, Inc. (the “Company”) engaged the accounting firm of Deloitte & Touche LLP as its new independent public accountants and dismissed Arthur Andersen LLP. The decision to change the Company’s accounting firm was recommended and approved by the Company’s Audit Committee of the Board of Directors.

(b)	During the two most recent fiscal years ended December 31, 2001 and 2000 and the subsequent interim reporting periods from the last audit date of December 31, 2001, through and including the termination date of May 13, 2002, there were no disagreements between the Company and Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, accounting scope or procedure, or any reportable events.

(c)	The report of Arthur Andersen LLP on the financial statements of the Company for the past two fiscal years ended December 31, 2001 and 2000 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

(d)	The Company has not consulted with Deloitte & Touche LLP during the last two fiscal years ended December 31, 2001 and 2000 or during the subsequent interim reporting periods from the last audit date of December 31, 2001, through and including the termination date of May 13, 2002, on either the application of accounting principles or type of opinion Deloitte & Touche LLP might issue on the Company’s financial statements.

(e)	The Company has requested Arthur Andersen LLP to furnish a letter addressed to the Securities and Exchange Commission (“SEC”) stating whether Arthur Andersen LLP agrees with the above statements made by the Company. A copy of this letter addressed to the SEC, dated May 13, 2002, is filed as Exhibit 16 to this Form 8-K.

Item 7.  Exhibits

Exhibit 16	Letter of Arthur Andersen LLP regarding change in certifying accountant.

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SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THREE-FIVE SYSTEMS, INC.

Date: May 13, 2002	By:	/s/ Jeffrey D. Buchanan

	Name: Title:	Jeffrey D. Buchanan Executive Vice President, Chief Financial Officer, Secretary, and Treasurer

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EXHIBIT INDEX

Exhibit 16	Letter of Arthur Andersen LLP regarding change in certifying accountant.